As filed with the Securities and Exchange Commission on June 27, 2002
      ---------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           LIFE MEDICAL SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                            14-1745197
 (State or other jurisdiction of                               (I.R.S. employer
 incorporation or organization)                              identification no.)

                                  P.O. Box 219
                         Little Silver, New Jersey 07739
               (Address of principal executive offices) (Zip code)


                           LIFE MEDICAL SCIENCES, INC.
                      2001 NON-QUALIFIED STOCK OPTION PLAN
                            (full title of the plan)


                            Mr. Robert P. Hickey, CEO
                           Life Medical Sciences, Inc.
                                  P.O. Box 219
                         Little Silver, New Jersey 07739
                     (Name and address of agent for service)

                                 (732) 728-1769
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                            Keith M. Moskowitz, Esq.
                        Ehrenreich Eilenberg & Krause LLP
                         11 East 44th Street, 17th Floor
                            New York, New York 10017
                                 (212) 986-9700

                         Calculation of Registration Fee
                         -------------------------------

Title of securities to   Amount to be       Proposed maximum           Proposed maximum            Amount of
 be registered           registered(1)   offering price per unit   aggregate offering price    registration fee
-----------------------  -------------  -------------------------  ------------------------- ------------------
Common Stock
($.001 par value per
 share)                   4,043,000(2)  $               0.1300(4)  $                 525,590  $           48.36
-----------------------  -------------  -------------------------  -------------------------  -----------------
Common Stock              5,200,000(3)  $                 0.1200   $                 624,000  $           57.41
-----------------------  -------------  -------------------------  -------------------------  -----------------
Common Stock                114,000(3)  $                 0.1600   $                  18,240  $            1.68
-----------------------  -------------  -------------------------  -------------------------  -----------------
Common Stock                225,000(3)  $                 0.1900   $                  42,750  $            3.93
-----------------------  -------------  -------------------------  -------------------------  -----------------
Common Stock                 50,000(3)  $                 0.2000   $                  10,000  $            0.92
-----------------------  -------------  -------------------------  -------------------------  -----------------
Common Stock                368,000(3)  $                 0.2600   $                  95,680  $            8.80
-----------------------  -------------  -------------------------  -------------------------  -----------------
TOTAL                      10,000,000                              $               1,316,260   $         121.10
-----------------------  -------------  -------------------------  -------------------------  -----------------

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Represents shares of common stock reserved for issuance pursuant to options available for grant under the registrant's 2001 Non-Qualified Stock Option Plan (the "Option Plan").

(3) Represents shares of common stock issuable upon exercise of non-qualified stock options granted under the Option Plan.

(4) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the closing bid and ask prices as of June 24, 2002, a date which is five business days prior to the filing of this registration statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE
                                ----------------

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. Documents containing the information specified in Part I will be delivered to participants in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  By  Reference.

     The following documents or portions thereof, as filed with the Securities and Exchange Commission by the registrant, Life Medical Sciences, Inc., a Delaware corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

(1) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2001, as amended;

(2) the Registrant's Definitive Proxy Statement on Schedule 14A filed April 4, 2002;

(3) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, as amended; and

(4) the description of the Common Stock, par value $.001 per share, of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Registration Statement on Form S-1 (File No. 33-49008) (which is incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act).

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item  4.  Description  of  Securities.

Not  Applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel.

Not  Applicable

Item  6.  Indemnification  of  Directors  and  Officers.

Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. This statute describes in detail the right of the registrant to indemnify any such person.

Article TENTH of the Restated Certificate of Incorporation (as amended) of the Registrant provides generally for mandatory indemnification of the directors and officers of the Corporation to the fullest extent permitted under the Delaware General Corporation Law and permits indemnification for all other persons whom the Registrant is empowered to indemnify.

Pursuant to Article VIII of the Registrant's By-Laws, the Registrant may indemnify, to the fullest extent permitted by the Delaware General Corporation Law, any person, including officers and directors, with regard to any action or proceeding.

The Registrant has entered into indemnification agreements with its directors and officers. The agreements provide that the Registrant will indemnify the indemnitee to the fullest extent permitted by applicable law against expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any civil or criminal action or administrative proceeding arising out of his performance of his duties as a director or officer of the Registrant other than an action initiated by a director of officer. Such indemnification is available if the indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Under each indemnification agreement, the entitlement of a director or officer to indemnification shall be determined by a majority vote of a quorum of disinterested directors, or if such quorum either is not obtainable or so directs, by independent counsel or by the stockholders of the Registrant, as determined by such quorum of disinterested directors. Under certain circumstances, a party to the indemnification agreement will be conclusively presumed to have met the applicable statutory standard of conduct unless the Registrant's Board of Directors, stockholders or independent legal counsel determine that the relevant standard has not been met. If a change of control of the Registrant has occurred, the entitlement of such director or officer to indemnification shall be determined by independent counsel selected by such director or officer, unless such director or officer requests that either the Board of Directors or the stockholders make such determination.

The Registrant's Restated Certificate of Incorporation (as amended) eliminates in certain circumstances the liability of directors of the Registrant for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent declaration of an unlawful dividend, stock purchase or redemption or (iv) for transactions from which the director derived an improper personal benefit.

Pursuant to Section 145 of the Delaware General Corporation Law, the Registrant has purchased insurance on behalf of its directors and officers against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

Item  7.  Exemption  From  Registration  Claimed.

Not  Applicable.

Item  8.  Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:

    Exhibit  No.                          Document
                                          --------

     4.1                 2001  Non-Qualified  Stock  Option  Plan  of  the
                         Registrant  ("Option  Plan").

     4.2 Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.2 contained in the Registrant's registration statement on S-1, Registration No. 33-49008).

     4.3 Form of Stock Option Agreement under the Option Plan.

     5.1                 Opinion  of  Ehrenreich  Eilenberg  &  Krause  LLP.

     23.1                Consent  of  Ehrenreich  Eilenberg  &  Krause  LLP.
                         (Included  in Exhibit  5.1).

     23.2                Consent  of  Eisner LLP.

     24.1 Powers of Attorney. (Included on the signature page of this Registration Statement).

Item  9.  Undertakings.

(a)  The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                EXPLANATORY NOTE
                                ----------------


     The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of shares of common stock of the Registrant identified in such Prospectus that constitute "control securities" (within the meaning of such General Instruction C).

                           LIFE MEDICAL SCIENCES, INC.

                                  Common Stock
                        ________________________________


     The selling security holders identified in this prospectus may sell, from time to time, up to 4,725,000 shares of our common stock. The selling security holders may acquire these shares in the future pursuant to certain stock options that we have granted to them. These shares may be acquired by the selling security holders, and sold by them, over an extended period of time.

The  selling  security  holders  may  sell  shares:

- in the over-the-counter market, in privately negotiated transactions or otherwise;

-    directly to purchasers or through agents, brokers, dealers or underwriters;
     and

- at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

Our common stock is traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "CHAI".

     INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is June 27, 2002.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

          Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors". We make no commitment to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

     We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until this offering is completed:

- Annual Report on Form 10-K for the year ended December 31, 2001, as amended;

-    Definitive  Proxy  Statement  on  Schedule  14A  filed  April  4,  2002;

- Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002, as amended; and

- Description of the Common Stock, par value $.001 per share, of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Registration Statement on Form S-1 (File No. 33-49008) (which is incorporated by reference in Item 1 of the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act).

     We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to: Life Medical Sciences, Inc., Attention: Robert Hickey, P.O. Box 219, Little Silver, New Jersey 07739, telephone number: (732) 728-1769.

                           LIFE MEDICAL SCIENCES, INC.

     We are a biomaterials company engaged in the development and commercialization of innovative and cost-effective medical devices for therapeutic applications. Products under development, all of which are based on our proprietary, bioresorbable polymer technology, are medical devices designed to prevent or reduce the formation of adhesions (scar tissue) following a broad range of surgical procedures.

     Our mailing address is P.O. Box 219, Little Silver, New Jersey 07739. Our telephone number is (732) 728-1769.

                                  RISK FACTORS

     In addition to the other information in this document, you should carefully consider the following factors before making an investment.

RISK THAT TECHNOLOGIES OR PROPOSED PRODUCTS WILL NEVER BE SUCCESSFULLY DEVELOPED

     Our polymer technology and proposed products are still under development and are subject to the risks of failure inherent in the development of new technologies and products based on new technologies. Our polymer technology and proposed products will require significant further research, development and testing, including extensive clinical testing and regulatory approval, prior to commercial use. Unsuccessful results from clinical trials of our proposed products or adverse findings with respect to these products could adversely affect some or all of our proposed products. No assurance can be given that such proposed products will prove to be safe, efficacious and non-toxic, receive requisite regulatory approvals, demonstrate substantial therapeutic benefit, be commercialized on a timely basis, experience no design or manufacturing problems, be manufactured on a large scale, be economical to market, be accepted by the marketplace, or generate sufficient revenues to support future research and development programs. In addition, no assurance can be given that proprietary rights of third parties will not preclude us from marketing our proposed products or that third parties will not market superior or equivalent products.

RISKS  ASSOCIATED  WITH  UNCERTAINTIES  OF  CLINICAL  TRIALS

     We are required to obtain approval from the FDA prior to marketing our proposed therapeutic products in the United States and the approval of foreign regulatory authorities to commercialize our proposed products in other countries. To obtain such approvals, we are required to prove the safety and efficacy of our proposed products through extensive preclinical studies and clinical trials. We are in various stages of such testing. The completion of any of our clinical trials is dependent upon many factors including the rate of patient enrollment and the heterogeneity of the patients and indications to be treated. Delays in patient enrollment, as well as the heterogeneity of patients and indications to be treated, may result in increased trial costs and delays in FDA submissions, which could have a material adverse effect on our business.

     A number of companies in the biotechnology and pharmaceutical industries have suffered significant setbacks in clinical trials, even after showing promising results in earlier studies or trials. Although we have obtained favorable results to date in preclinical studies and clinical trials of certain of our proposed products, such results may not be predictive of results that will ultimately be obtained in or throughout such preclinical studies and clinical trials. There can be no assurance that we will not encounter problems in our clinical trials that will cause us to delay or suspend our clinical trials, that the clinical trials of its proposed products will be completed at all, that such testing will ultimately demonstrate the safety or efficacy of such proposed products or that any proposed products will receive regulatory approval on a timely basis, if at all. If any such problems occur, it could have a material adverse affect on our business.

CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING; GOING CONCERN EMPHASIS IN AUDITORS REPORT; LOSS ON SALE OR MERGER

As a result of our limited capital resources, our auditors have indicated in their report that there is substantial doubt about our ability to continue as a going concern. Based on our existing plan of operation, we project that we should have sufficient cash to fund operations only through the remainder of 2002. We will be required to raise substantial additional funds to fund existing operations, continue to conduct necessary research and development, preclinical studies and clinical trials, to commercialize our proposed products, and to fund the growth that is expected to occur if any of our proposed products are approved for marketing. We are seeking such additional funding through collaborative arrangements with strategic partners, licensing arrangements for certain of our proposed products, and additional public or private financings, including equity financings. Any additional equity financings may be dilutive to stockholders. There can be no assurance that such arrangements or financings will be available as needed or on terms acceptable to us. Insufficient funds may require us to delay, scale back or eliminate some or all of our research and development programs, or require us to license to third parties certain products or technologies that we would otherwise seek to commercialize ourselves. If we are not able to raise additional funds as needed to continue our research and development programs, it may become necessary for us to attempt to be merged or sold in whole or in part with or to another entity. There can be no assurance that such a sale or merger would be available, but if it were, the proceeds to us or our stockholders from such a sale or merger could be substantially less than the amount invested by our stockholders, resulting in significant losses to such stockholders on their investment in our securities.

LIMITED  OPERATING  HISTORY;  HISTORY  OF  LOSSES

     We have a limited history of operations that, to date, has consisted primarily of research, development and testing of our technologies and the commercialization of CLINICEL and the Sure-Closure System. With the exception of the third quarter of 1994, when the gain on the sale of the Sure-Closure System was realized, and the first quarter of 1999, when other income was recorded related to the reduction of prior period debt, we have incurred significant net losses from inception. We experienced net losses of $955,000, $520,000 and $728,000 for the years ended December 31, 1999, 2000 and 2001, respectively. At December 31, 2001, we had an accumulated deficit of $37,636,000 which has increased since that date. Although recent capital constraints have reduced spending levels, we continue to expend financial and other resources on (i) research, development and testing of its polymer technology and proposed products utilizing this technology and (ii) general and administrative expenses. We expect to incur additional losses as our research, development and preclinical studies and clinical trials continue to expand. Our ability to achieve a profitable level of operations is dependent on successfully completing the development of our proposed products, obtaining required regulatory approvals, and manufacturing and selling our proposed products. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, is uncertain. There can be no assurance that we will achieve or sustain a profitable level of operations.

NO  ASSURANCE  OF  REGULATORY  APPROVALS;  POTENTIAL  DELAYS

     Our proposed products will be subject to regulation by the FDA and comparable agencies in foreign countries. The regulatory approval process often takes a number of years and requires the expenditure of substantial funds. In the United States, the FDA enforces, where applicable, development, testing, labeling, manufacturing, registration, notification, clearance or approval, marketing, distribution, record keeping and reporting requirements for new drugs, medical devices, biologics and cosmetics. In addition, there can be no assurance that government regulations applicable to our products or the interpretation of those regulations will not change and thereby prevent us from marketing some or all of our products temporarily or permanently. There can be no assurance that any proposed products that we may develop will be able to satisfy the current requirements and regulations of the FDA or comparable foreign agencies. There can be no assurance that clinical testing will provide evidence of safety and efficacy in humans or that regulatory approvals will be granted for any of our proposed products.

     Manufacturers of medical devices are required to obtain FDA approval of their manufacturing facilities and processes, to adhere to applicable standards for manufacturing practices and to engage in extensive record keeping and reporting. Failures to obtain or delays in obtaining regulatory approvals would adversely affect the manufacturing and marketing of our products, our financial position and our revenues or royalties. When and if approvals are granted, we, the approved device, the manufacture of such device and the facilities in which such device is manufactured are subject to ongoing regulatory review. Subsequent discovery of previously unknown problems may result in restriction on a product's use or withdrawal of the product from the market. Adverse government regulation that might arise from future legislative or administrative action, particularly as it relates to healthcare reform and product pricing, cannot be predicted.

PATENTS AND PROPRIETARY RIGHTS; NO ASSURANCE OF ENFORCEABILITY OR SIGNIFICANT COMPETITIVE ADVANTAGE

Our success will depend heavily on our ability to obtain and retain patent protection for our polymer technology and other products, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. We own five United States patents, one Australian patent, one Canadian patent and one Israeli patent relating to our polymer technology. In addition, we have has filed for patents in a number of countries and intends to file additional patent applications in other countries. There can be no assurance that the claims in the pending patent applications will issue as patents, that any issued patents will provide us with significant competitive advantages, that challenges will not be instituted against the validity or enforceability of any patent we own, or, if instituted, that such challenges will not be successful. The cost of litigation to uphold the validity and prevent infringement of a patent can be substantial. Furthermore, there can be no assurance that others will not independently develop similar or superior technologies, duplicate our technologies or design around the patented aspects of our technologies. We could incur substantial costs in proceedings before the United States Patent and Trademark Office, including interference proceedings. The proceedings could also result in adverse decisions as to the patentability of our licensed or assigned inventions. Further, there can be no assurance that we will not infringe upon prior or future patents owned by others, that we will not need to acquire licenses under patents belonging to others for technology potentially useful or necessary to our business, or that such licenses will be available to us, if at all, on terms we deem acceptable. Moreover, there can be no assurance that any patent issued to or licensed by us will not be infringed by others. Lastly, there can be no assurance that third parties will not bring suits against us for patent infringement or for declaratory judgment to have the patents owned or licensed by us declared invalid.

We seek to protect our trade secrets and proprietary know-how, in part, through confidentiality agreements with our employees, consultants, advisors, collaborators and others. There can be no assurance that these agreements will not be violated by the other parties, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently developed by competitors. To the extent that consultants, key employees, third parties involved in our projects or others independently develop technological information, disputes may arise as to the proprietary rights to such information, which may not be resolved in our favor.

DEPENDENCE  ON  REIMBURSEMENT

Successful commercialization of our proposed products may depend in part on the availability of adequate reimbursement from third-party health care payors such as Medicare, Medicaid and private insurance plans. Reimbursement matters include both coverage issues and payment issues. Questions of coverage raise the issue of whether a product will be paid for at all and under what circumstances. Questions of payment relate to the amount or level of payment. Reimbursement policies vary among payors and may depend on the setting in which a product is used.

Significant uncertainty exists as to the reimbursement status of newly approved health care products. There can be no assurance that adequate third-party reimbursement will be available for us to establish and maintain price levels sufficient for realization of an appropriate return on its investment in developing new therapies. Government and other third-party payors are increasingly attempting to contain health care costs by limiting both coverage and payment levels for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If adequate coverage and payment levels are not provided by government and third-party payors for our proposed products, the market acceptance of these products would be adversely affected. Failure of our proposed products to be adequately reimbursed by third-party payors could have a material adverse effect on our business.

UNCERTAIN  MARKET  ACCEPTANCE  OF  PROPOSED  PRODUCTS

Our future growth and profitability will depend, in large part, on the acceptance by the medical community of our proposed products. This acceptance will be substantially dependent on educating the medical community as to the full capabilities, distinctive characteristics, perceived benefits and clinical efficacy of the Company's proposed products. There can be no assurance that our efforts or those of others will be successful or that any of our proposed products will receive the necessary market acceptance. Failure of our proposed products to gain market acceptance would have a material adverse effect on our business.

RISK  OF  NOT  OBTAINING  ADDITIONAL  MANUFACTURING  FACILITIES  AND EXPERIENCED
MANUFACTURING PERSONNEL AND/OR ESTABLISHING CONTRACT MANUFACTURING ARRANGMENTS WITH OTHERS

We believe that we have currently contracted for sufficient manufacturing capabilities to allow for production of our proposed products in quantities sufficient to support our anticipated commercial needs and clinical programs. To be successful, however, we must be capable of manufacturing or contracting for the manufacture of our products in commercial quantities, in compliance with regulatory requirements and at acceptable costs. We may manufacture certain products directly at such time, if ever, that such products are successfully developed. We have no experience with the direct manufacture of these proposed products. The manufacture of these proposed products is complex and difficult, and will require us to attract and retain experienced manufacturing personnel and to obtain the use of a manufacturing facility in compliance with FDA and other regulatory requirements. There can be no assurance that we will be able to attract or retain experienced personnel, or that we will be able to obtain the financing necessary to manufacture these products directly.

RISK OF TERMINATION OF, OR LOSS OF RIGHTS TO, TECHNOLOGIES UNDER AGREEMENTS WITH OTHERS

We acquired the rights to our technologies pursuant to agreements with research institutions. Such agreements contain provisions requiring us, among other things, to develop, commercialize and/or market products, to achieve minimum sales and/or income levels within certain periods of time, to meet minimum funding requirements and to make royalty payments in order to maintain the patents and other rights granted thereunder. In addition, the patents and proprietary rights revert to the grantor on certain dates and/or upon the occurrence of certain conditions. In light of our current capital resource constraints, there can be no assurance that said conditions will not occur. In the event that certain patents and proprietary rights were to revert to the grantor, it would have a material adverse affect on our business.

COMPETITION  AND  TECHNOLOGICAL  OBSOLENCE

We are engaged in rapidly evolving and highly competitive fields. Competition from biotechnology companies, medical device manufacturers, pharmaceutical and chemical companies and other competitors is intense. Many of these companies have substantially greater capital resources, research and development staffs, facilities and experience in obtaining regulatory approvals than us as well as substantially more experience than we have in the manufacturing, marketing and sale of products. Academic institutions, hospitals, governmental agencies and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through joint ventures. We believe that our competitive position will be based on our ability to create and maintain scientifically advanced technology and proprietary products, obtain required government approvals on a timely basis, develop and manufacture our proposed products on a cost-effective basis and successfully market our products. There can be no assurance that our current or proposed products under development will be able to compete successfully with existing products or products under development by other companies, universities and other institutions.

RISK  OF  USING  HAZARDOUS  MATERIALS

Medical and biopharmaceutical research and development involves the controlled use of hazardous materials. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that all of our current contractors comply and future contractors will comply with safety procedures for handling and disposing of such materials under the standards prescribed by federal, state and local regulations, the risk of accidental contamination or injury from those materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources.

DEPENDENCE  UPON  ATTRACTION  AND  RETENTION  OF  KEY  PERSONNEL AND CONSULTANTS

We are dependent upon a limited number of key management, scientific and technical personnel and consultants. In addition, our future success will depend in part upon our ability to attract and retain highly qualified personnel. We compete for such personnel with other companies, academic institutions, government entities and other organizations. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on our business. In addition, we rely upon consultants and advisors to assist us in formulating our research and development strategies, testing and manufacturing and marketing-related issues. All of our consultants and advisors are employed outside the company and may have commitments or consulting or advisory contracts with other entities.

RISK  OF  PRODUCT  LIABILITY  CLAIMS;  INSURANCE

Our business exposes us to potential liability risks that are inherent in the testing, manufacturing and marketing of medical products. The use of our proposed products in clinical trials may expose us to product liability claims and possible adverse publicity. These risks also exist with respect to our proposed products, if any, that receive regulatory approval for commercial sales. We currently have product liability insurance coverage for the use of our proposed products in clinical trials. However, there can be no assurance that we will be able to obtain additional insurance coverage at acceptable costs, if at all, or be able to maintain the current level of insurance. Further, there can be no assurance that a product liability claim would not materially adversely affect us. A product liability or other judgment against us in excess of our insurance coverage could have a material adverse effect upon our business.

RISK  INHERENT  IN  INTERNATIONAL  SALES  AND  OPERATIONS

We intend to sell our proposed products outside of the United States, as well as domestically. A number of risks are inherent in international transactions. International sales and operations may be limited or disrupted by the imposition of governmental controls, regulation of medical devices and other medical products, export license requirements, political instability, trade restrictions, changes in tariffs, exchange rate fluctuations and difficulties in managing international operations.

ANTI-TAKEOVER  PROVISIONS

Our Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation") gives us the authority to issue a maximum of 5,000,000 shares of preferred stock ("Preferred Stock") on terms that may be fixed by our Board of Directors without further stockholder action. The terms of any series of Preferred Stock could adversely affect the rights of holders of our Common Stock. The issuance of Preferred Stock could make the possible takeover of the company more difficult or otherwise dilute the rights of holders of the Common Stock and the market price of the Common Stock. In addition, we are subject to Delaware General Corporation Law provisions that may have the effect of discouraging persons from pursuing a non-negotiated takeover of us and preventing certain changes of control.

FUTURE SALES OF OUR SECURITIES COULD LOWER THE STOCK PRICE AND IMPAIR THE ABILITY TO RAISE FUNDS

The market price of our securities could drop due to sales of a large number of our securities or the perception that such sales could occur. Such sales also might make it more difficult to sell additional securities in the future at a price we deem appropriate. Of the 15,535,650 shares of Common Stock we have outstanding as of May 15, 2002, more than 8,000,000 shares are "restricted shares," as defined in Rule 144 of the Securities Act, and under certain circumstances may be sold without registration pursuant to Rule 144. Additional shares of Common Stock are issuable upon exercise or conversion of outstanding derivative securities as follows:

- 11,125,000 shares upon conversion of outstanding shares of Series B Preferred Stock, which shares will automatically convert into Common Stock in March 2003;

- 11,125,000 shares upon exercise of outstanding warrants, exercisable at $0.12 per share and expiring on June 30, 2002;

- 11,125,000 shares upon exercise of outstanding warrants, exercisable at $0.24 per share and expiring in March 2004; and

- approximately 9,412,160 shares (including shares covered by this prospectus) issuable upon exercise of outstanding options issued under and outside the Company's plans, exercisable at prices ranging from $0.023 to $7.00 and expiring from May 2003 to January 2009.

Holders of the Series B Preferred Stock and warrants referred to above, as well as holders of 5,000,000 shares of our restricted Common Stock, are entitled to certain registration rights for the underlying shares. Registration of such shares, or even the perception that such registration might occur, could also adversely affect the price of our Common Stock.

POSSIBLE  VOLATILITY  OF  STOCK  PRICE

The market price of our Common Stock has been and is likely to continue to be highly volatile. Factors such as fluctuations in our operating results, and/or ability to obtain capital, shortfalls in revenue or earnings from levels expected by securities analysts, outcomes of clinical trials and regulatory submissions, announcements of technological innovations or new products by us or our competitors, governmental regulations, developments with respect to patents or proprietary rights, litigation, public concern as to the safety of products we develop or developed by others and general market conditions may have a significant adverse effect on the market price of our Common Stock and the Warrants.

                                 USE OF PROCEEDS

     The shares covered by this prospectus are being offered by certain selling security holders and not by our company. Consequently, we will not receive any proceeds from the sale of these shares. However, we may receive the proceeds from the exercise of certain stock options as described below.

The shares that may be sold under this prospectus consist of shares that the selling security holders may acquire in the future pursuant to certain stock options that we have granted to them. In order for a selling security holder to acquire any such shares, the selling security holder will be required to pay to us the exercise price specified in the relevant option. We intend to use any proceeds that we receive from the exercise of such options for working capital and our general corporate purposes.

                            SELLING SECURITY HOLDERS


     The selling security holders identified in this prospectus may sell, from time to time, up to 4,725,000 shares of our common stock. These shares may be sold over an extended period of time. These shares may be acquired pursuant to options that we granted under our 2001 Non-Qualified Stock Option Plan.

     The selling security holders that may sell shares pursuant to this prospectus are the officers and directors of our company that are identified in the table below. The table shows the number of shares that each selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (i) the transfer was a private placement and (ii) the transferee is identified in a supplement to this prospectus.

Name  and  Position                   Shares  Covered  by  this  Prospectus  (1)
---------------------------          ------------------------------------------

Robert  P.  Hickey
 Chairman, Chief Executive
 Officer, Chief Financial
 Officer and Director                             1,500,000
---------------------------           ------------------------------------------
Edward  Celano
  Director                                           75,000
---------------------------           ------------------------------------------
Richard  Franklin
  Director                                        3,000,000
---------------------------           ------------------------------------------
Walter  Maupay
  Director                                           75,000
---------------------------           ------------------------------------------
Irwin  Rosenthal
  Director                                           75,000
---------------------------           ------------------------------------------
_____________

(1) Mr. Hickey and Messrs. Celano, Maupay and Rosenthal own or have the right to acquire additional securities of our company which are not covered by this prospectus: (i) Robert P. Hickey (839,448 shares of common stock that may be acquired upon exercise of outstanding options), (ii) Mr. Celano (397,461 shares of common stock, including 351,877 shares underlying stock options and 22,222 shares held by a company controlled by Mr. Celano),
     (iii) Mr. Maupay (566,775 shares of common stock, including 375,107 shares underlying stock options) and (iv) Mr. Rosenthal (790,422 shares of common stock, including 380,490 shares underlying stock options and 406,707 shares held by a company of which Mr. Rosenthal is an officer and principal stockholder (270,000 of which shares are pledged to a bank as collateral for a loan)).

                              PLAN OF DISTRIBUTION

The  selling  security  holders  may  sell  shares:

- in the over-the-counter market, in privately negotiated transactions or otherwise;

-    directly to purchasers or through agents, brokers, dealers or underwriters;
     and

- at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

     If a selling stockholder sells shares through agents, brokers, dealers or underwriters, such persons may receive compensation in the form of discounts, commissions or concessions. Such compensation may be greater than customary compensation.

     To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

                                  LEGAL MATTERS

     Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Ehrenreich Eilenberg & Krause LLP, New York, New York.


                                     EXPERTS

The financial statements of the Company as of December 31, 2001 and December 31, 2000 and for each of the years in the three-year period ended December 31, 2001 that are included in the Company's 2001 Annual Report on Form 10-K which is incorporated by reference in this Prospectus, have been audited by Eisner LLP, independent auditors, as indicated in their report with respect thereto, which expresses substantial doubt about the Company's ability to continue as a going concern and are incorporated herein by reference in reliance upon the report of said firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 26, 2002.

                                        LIFE MEDICAL SCIENCES, INC.

                                        By: /s/  Robert P. Hickey
                                        ----------------------------

                                        Robert  P.  Hickey
                                        CEO, President and Chairman of
                                        the Board of Directors

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Hickey his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                                          Date
---------                        -----                                          ----

/s/ Robert P. Hickey             CEO, President, and Chairman of            June 26, 2002
-----------------------------    the  Board  of  Directors  (principal
Robert  P.  Hickey               Executive,  financial  and  accounting
                                 officer)

/s/  Edward  A.  Celano          Director                                   June 26, 2002
-----------------------------
Edward  A.  Celano


/s/ Richard L. Franklin, M.D.    Director                                   June 26, 2002
-----------------------------
Richard  L.  Franklin,  M.D.


/s/  Walter  R.  Maupay          Director                                   June 26, 2002
-----------------------------

Walter  R.  Maupay


/s/  Irwin  M. Rosenthal         Director                                   June 26, 2002
-----------------------------
Irwin  M.  Rosenthal


                                        EXHIBIT INDEX

    Exhibit  No.                          Document
                                          --------

     4.1                 2001  Non-Qualified  Stock  Option  Plan  of  the
                         Registrant  ("Option  Plan").

     4.2 Specimen Common Stock Certificate. (Incorporated by reference to Exhibit 4.2 contained in the Registrant's registration statement on S-1, Registration No. 33-49008).

     4.3 Form of Stock Option Agreement under the Option Plan.

     5.1                 Opinion  of  Ehrenreich  Eilenberg  &  Krause  LLP.

     23.1                Consent  of  Ehrenreich  Eilenberg  &  Krause  LLP.
                         (Included  in Exhibit  5.1).

     23.2                Consent  of Eisner LLP.

     24.1 Powers of Attorney. (Included on the signature page of this Registration Statement).